EXHIBIT 11

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                VANGUARD CELLULAR SYSTEMS, INC. AND SUBSIDIARIES
                   CALCULATION OF DILUTED EARNINGS PER SHARE
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(Amounts in thousands, except per share data)

                                                                           THREE MONTHS ENDED MARCH 31,
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                                                                               1998                1997
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Net Income (Loss)                                                          $   (20,729)     $        228
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Weighted average number of common shares outstanding                            37,844            40,824

Adjustments necessary to reflect weighted average number
  of common shares outstanding on a diluted basis                                  647                57
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                                                                                38,491            40,881
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Diluted net income (loss) per common share                                $      (0.54)     $       0.01
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